UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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OPENWAVE SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Openwave Systems Inc. issued the following press release on January 12, 2007:

FOR IMMEDIATE RELEASE

PROXY ADVISORY FIRM RECOMMENDS THAT STOCKHOLDERS VOTE FOR OPENWAVE’S INCUMBENT DIRECTORS

Openwave Urges Stockholders to Vote For its Incumbent Directors

Redwood City, California, January 12, 2007 – Openwave Systems, Inc. (Nasdaq: OPWV), today announced that PROXY Governance, Inc., a leading proxy advisory firm, recommends that all stockholders vote FOR Openwave’s incumbent directors at the Company’s January 17, 2007 Annual Meeting of Stockholders. To follow PROXY Governance’s recommendation, Openwave stockholders should vote FOR Openwave’s incumbent directors on the Company’s WHITE proxy card TODAY.

Openwave also issued the following statement in response to the recommendation by Institutional Shareholder Services (“ISS”) that shareholders vote for the election of one of Harbinger’s nominees, but not their other nominee, at the Openwave Annual Meeting:

We strongly believe that neither of Harbinger’s hand-picked nominees are qualified to serve on Openwave’s Board of Directors and that Openwave stockholders should reject Harbinger’s nominees. A vote for even one of their nominees is a vote for Harbinger’s self-serving agenda.

ISS’s split recommendation acknowledges a “potential conflict of interest”* posed by Harbinger. Openwave believes that Harbinger’s “success fee” scheme – under which compensation for at least one of its director nominees is dependent on Harbinger selling all of its shares in Openwave – demonstrates that Harbinger’s interests are in direct opposition with the Company’s long-term strategic plan to build value for all Openwave stockholders.

Openwave’s full Board of Directors – including David C. Peterschmidt and Dr. Gerald Held – is comprised of highly-qualified executive leaders with extensive experience in the communications and software industries. Openwave’s Board is committed to enhancing value for all Openwave stockholders in both the near- and long-term. Our Board and management team are confident that continued execution of the Company’s strategic plan is the right strategy to guide Openwave through its product transition to an end-to-end solutions provider. We believe that the election of Openwave’s incumbent directors is critical to the continued execution of our strategic plan, which is starting to bear fruit.

A vote for even one of Harbinger’s nominees is a vote for Harbinger’s self-serving agenda. We urge all stockholders to vote for Openwave’s incumbent directors, David Peterschmidt and Dr. Held, on the WHITE proxy card.

Openwave continues to urge all stockholders to vote for Openwave’s directors, David Peterschmidt and Dr. Held, on the WHITE proxy card. The vote of Openwave stockholders is extremely important – no matter how many shares Openwave stockholders own. Stockholders are encouraged to vote by Internet and phone by following the instructions on their WHITE proxy card.

If Openwave stockholders have any questions about how to vote their shares or if they need assistance in voting their shares, please contact Openwave’s proxy solicitor, Georgeson Inc. toll-free at 866-909-6467.

Openwave’s Annual Meeting will be held on Wednesday, January 17, 2007, at 8:30 a.m. PST at the Company’s headquarters located at 2100 Seaport Boulevard, Redwood City, CA 94063. Stockholders of record as of November 27, 2006 will be entitled to notice of and vote at the Annual Meeting.

* NOTE: Permission to use quotation neither sought nor obtained.

About Openwave

Openwave Systems Inc. is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell our existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (f) increased global competition and pricing pressure on our products; (g) technological changes and developments; and (h) general risks of the Internet and wireless and wireline telecommunications sectors.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

Important Additional Information

The Company and certain other persons may be deemed participants in the solicitation of proxies from stockholders in connection with Openwave’s 2006 Annual Meeting of Stockholders. Information concerning such participants is available in the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 8, 2006. Stockholders are advised to read the Company’s Proxy Statement and supplements thereto and other relevant documents when they become available, because they will contain important information. Stockholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents filed by the Company with the SEC in connection with the 2006 Annual Meeting of Stockholders at the SEC’s website at http://www.sec.gov/ or by contacting the Company’s proxy solicitor Georgeson Inc. at 866-909-6467.

NOTE: Openwave is the trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Openwave Systems Inc.
Investor Relations	Matthew Sherman
Mike Bishop	Joele Frank, Wilkinson Brimmer Katcher
investor@openwave.com	msherman@joelefrank.com
Tel: 650-480-4461	Tel: 212-355-4449

Public Relations	Sean O’Hara
Vikki Herrera	Georgeson, Inc.
Vikki.Herrera@openwave.com	sohara@georgeson.com
Tel: 650-480-6753	Tel: 212-440-9800